UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




   Date of Report (Date of earliest event reported)     April 18, 2001
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                                MBNA Corporation
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   (Exact name of registrant as specified in its charter)



           Maryland                    1-10683             52-1713008
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   (State or other jurisdiction     (Commission       (I.R.S. Employer
        of incorporation)           File Number)       Identification No.)



             Wilmington, Delaware                             19884-0141
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   (Address of principal executive offices)                   (Zip Code)


   Registrant's telephone number, including area code     (800) 362-6255
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       (Former name or former address, if changed since last report.)













Item 5.  Other Events


     On April 18, 2001, MBNA Canada Bank ("MBNA Canada"), a wholly owned foreign bank subsidiary of MBNA America Bank, N.A., located in Canada, completed the securitization of CAD$350.0 million of five-year credit card asset backed securities. MBNA America Bank, N.A. is a wholly owned subsidiary of MBNA Corporation. MBNA Canada transferred credit card receivables to Gloucester Credit Card Trust which issued Series 2001-1. The transaction had two classes of publicly traded securities (Class A and Collateral).

     Series 2001-1 consists of CAD$295.75 million Class A fixed rate asset backed certificates and CAD$54.25 million of Collateral fixed rate asset backed certificates. The Collateral certificates are subordinate to the Class A asset backed certificates. The five-year 5.693% Class A certificates and the five-year 7.851% Collateral certificates were priced at par. Interest on the Class A certificates and the Collateral certificates will be paid semi-annually.

     MBNA Canada retained ownership of the credit card accounts which generated the receivables and will act as servicing agent for Series 2001-1.

































                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








                                                       MBNA CORPORATION


Date: April 18, 2001                       By:  /s/    M. Scot Kaufman
                                               -------------------------------
                                                       M. Scot Kaufman
                                               Senior Executive Vice President
                                                 and Chief Financial Officer